Exhibit 99.1(b)

BALLENGEE GROUP, LLC

FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2024

1

2

Independent Accountant’s Review Report

To the sole Member and Manager of Ballengee Group, LLC

We have reviewed the accompanying interim financial statements of Ballengee Group, LLC (the “Company”), which comprise the interim balance sheets as of June 30, 2025 and December 31, 2024, and the related interim statements of operations and statement of changes in members’ equity and cash flows for the six-month periods ended June 30, 2025 and 2024. A review includes primarily applying analytical procedures to management’s (owners’) financial data and making inquiries of Company management. A review is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, which use fieldwork and reporting standards for audits and, as a result, provides no assurance that we would become aware of all significant matters that would be identified in an audit. Accordingly, we do not express an opinion.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the balance sheet of Ballengee Group, LLC as of December 31, 2024, and the related statements of operations, statement of changes in members’ equity, and cash flows for the year then ended; and in our report dated October 30, 2025, we expressed an unqualified opinion on those financial statements.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

This report is intended solely for the information and use of the sole Member and Manager of the Company and is not intended to be, and should not be, used by anyone other than the specified party.

We have served as the Company’s auditor since 2025.

Wahl Street Accountancy Corporation

Irvine, California

October 30, 2025

3

Ballengee Group, LLC

Balance Sheets

(unaudited)

	June 30,	December 31,
	2025	2024
ASSETS
Current Assets:
Cash	$349,353	$113,228
Accounts receivable	56,356	70,645
Prepaid expenses	17,148	-
Contracts receivable-current	5,670,489	4,035,342
ROU Asset – current	300,000	300,000
Total Current Assets	6,393,346	4,519,215

Equipment, net	-	-
Contracts receivable-long term	2,847,500	4,266,249
ROU Asset, long term	812,763	952,432
Due from related party	-	760,552
Total Long Term Assets	3,660,263	5,979,233

TOTAL ASSETS	$10,053,609	$10,498,448

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$545,808	$684,810
Related party notes payable, accrued interest	252,500	-
Due to related parties	795,735	-
Line of credit	511,272	1,233,388
Commissions payable-current	2,951,742	2,460,316
Operating lease liability, current	300,000	300,000
Total Current Liabilities	5,357,057	4,678,514

Commissions payable-long term	1,439,290	2,221,333
Long term debt	80,900	80,900
Operating lease liability, long term	812,763	952,432
Total Long - Term Liabilities	2,332,953	3,254,664

Total Liabilities	7,690,010	7,933,178

Members’ Equity:
10,000 Member units authorized and issued to BSG Holdings LLC and JBAH Holdings, LLC – Members’ Contributions	23,739,186	23,189,186
Accumulated deficit	(21,375,587)	(20,623,916)
Total Members’ Equity	2,363,599	2,565,270
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$10,053,609	$10,498,448

See accompanying notes to the financial statements.

4

Ballengee Group, LLC

Statements of Operations

(unaudited)

	For the Six Months Ended June 30, 2025	For the Six Months Ended June 30, 2024

Revenues	$3,120,002	$3,108,537
Cost of revenue (1)(2)	2,206,124	1,117,633
Gross Profit	913,878	1,990,905

Operating Expenses
General and administrative	$1,043,177	$1,384,968
Professional fees	561,910	433,230
Total Operating Expenses	1,605,087	1,818,198

(Loss)/Income from Operations	(691,209)	172,707

Other (Expense)
Interest expense	(41,974)	(101,588)
Net Other Expense	(41,974)	(101,588)

Net (Loss)/Income	$(733,183)	$71,119

Note 1: “Agent to the Stars” salary which is part of contract labor for June 30, 2025 and 2024 of $390,000 and $356,667 was reclassed to general and administrative expenses.

Note 2: Includes marketing expenses, agent expenses, contract labor and commission expenses. Please see Notes 1 above.

See accompanying notes to the financial statements.

5

Ballengee Group, LLC

Statement of Cash Flows

(unaudited)

	For the Six Months Ended
	June 30,
	2025	2024
OPERATING ACTIVITIES:
Net (loss)/ Income	$(733,183)	$71,119
Adjustments to reconcile net (loss)/ income to net cash used by operating activities:
Accounts receivable	-	(391,285)
Contracts receivable	265,184	-
Prepaid expenses	(17,148)	1,620
Accrued interest	2,500	-
Commissions payable	(72,516)	-
Accounts payable and accrued liabilities	(842,882)	(1,361,489)
Net Cash Used by Operating Activities	(1,398,046)	(1,680,035)

INVESTING ACTIVITIES:
Proceeds from related party notes payable	250,000	70,000
Payments to and Advances from Jorgan Development	1,556,287	84,000
Net Cash Provided by Investing Activities	1,806,287	154,000

FINANCING ACTIVITIES:
Net cash proceeds from (payments) to line of credit	(722,116)	1,325,775
Net contributions from BSG Holdings, LLC	550,000	220,000
Net Cash (Used by) Provided by Financing Activities	(172,116)	1,545,775

Net increase in cash	236,125	19,741
Cash, beginning of year	113,228	50,118
Cash, end of period	$349,353	69,859

Supplemental cash flow information
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

See accompanying notes to the financial statements.

6

Ballengee Group, LLC.

Statements of Changes in Members’ Equity

For the six month period ended June 30, 2025 and 2024

	Membership				Total
	Units	Amount	Members’ Contributions	Accumulated Deficit	Stockholders Deficit
Balance – December 31, 2023	10,000	$-	$22,969,187	$(19,426,126)	$3,543,061

Member contributions	-	-	220,000	-	362,237
Distributions	-	-	-	-	-
Net Income	-	-	-	(71,119)	(71,119)

Balance - June 30, 2024	10,000	$-	$23,189,187	$(19,497,245)	$3,691,942
Balance - December 31, 2024	10,000	$-	$23,189,186	$(20,623,916)	$2,565,270

Member contributions	-	-	550,000	-	550,000
Distributions	-	-	-	(18,489)	(18,489)
Net loss	-	-	-	(733,183)	(733,183)

Balance - June 30, 2025	10,000	$-	$23,739,186	$(21,375,587)	$2,363,598

7

NOTE 1. ORGANIZATION AND NATURE OF BUSINESS

Ballengee Group, LLC (the “Company”) is a privately held limited liability company and is primarily engaged in the business of representing Major League Baseball (MLB) athletes.

The Company was formed in August 2013 under the name KPS Sports, LLC. The Company then changed its name in July 2014 to Ballengee Group, LLC. The Company’s primary activity of generating revenue is through negotiating free agent and arbitration contracts as well as securing marketing deals and appearances for its represented athletes. The Company collects a percentage of the contract revenue earned by its athletes for contracts negotiated by the Company and collects a percentage of all marketing revenue earned by its athletes for marketing deals and appearances secured by the Company.

NOTE 2. GOING CONCERN

The Company accounts for going concern matters under the guidance of ASU 2014-15, “Presentation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entities Ability to Continue as a Going Concern (“ASU 2014-15”). The guidance in ASU 2014-15 sets forth management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern as well as required disclosures. ASU 2014-15 indicates that, when preparing financial statements for interim and annual financial statements, management should evaluate whether conditions or events, in the aggregate, raise substantial doubt about the entity’s ability to continue as a going concern for one year from the date the financial statements are issued or are available to be issued. This evaluation should include consideration of conditions and events that are either known or are reasonably knowable at the date the financial statements are issued or are available to be issued, as well as whether it is probable that management’s plans to address the substantial doubt will be implemented and, if so, whether it is probable that the plans will alleviate the substantial doubt.

These financial statements have been prepared on a going concern basis which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of June 30, 2025, the Company has incurred losses totaling $21,375,587 (December 31, 2024 - $20,623,916) since inception. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

8

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

All figures are in U.S. Dollars. The Company’s fiscal year ends on December 31.

Reclassifications

Certain amounts in the prior period have been reclassified to conform to the current period presentation. These reclassifications have no material effect on the reported financial results.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, and the valuation of acquired assets and liabilities. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts, and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

9

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company had $349,353 cash as of June 30, 2025 and $113,228 as of December 31, 2024. The Company has no cash equivalents as of June 30, 2025 and December 31, 2024.

Lease Accounting

For contracts entered into on or after October 1, 2019, the Company assesses at contract inception whether the contract is, or contains, a lease. Generally, it determines that a lease exists when (i) the contract involves the use of a distinct identified asset, (ii) obtains the right to substantially all economic benefits from use of the asset and (iii) it has the right to direct the use of the asset.

At the lease commencement date, the Company recognizes a right-of-use asset and a lease liability for all leases, except short-term leases with an original term of 12 months or less. The right-of-use asset represents the right to use the leased asset for the lease term. The lease liability represents the present value of the lease payments under the lease. The right-of-use asset is initially measured at cost, which primarily comprises the initial amount of the lease liability, plus any prepayments to the lessor and initial direct costs, such as brokerage commissions, less any lease incentives received.

All right-of-use assets are periodically reviewed for impairment in accordance with standards that apply to long-lived assets. The lease liability is initially measured at the present value of the lease payments, discounted using an estimate of the Company’s incremental borrowing rate for a collateralized loan with the same term as the underlying lease. The incremental borrowing rates used for the initial measurement of lease liabilities as of October 1, 2019, were based on the original lease terms.

Lease payments included in the measurement of lease liabilities consist of (i) fixed lease payments for the noncancelable lease term, (ii) fixed lease payments for optional renewal periods where it is reasonably certain the renewal option will be exercised, and (iii) variable lease payments that depend on an underlying index or rate, based on the index or rate in effect at lease commencement. Certain of the Company’s real estate lease agreements require variable lease payments that do not depend on an underlying index or rate, such as sales and value-added taxes, the Company’s proportionate share of actual property taxes, insurance, common area maintenance, and utilities. The Company has elected an accounting policy, as permitted by ASC 842, not to account for such payments as part of related lease payments. Consequently, such payments are recognized as operating expenses when incurred.

Lease expense for operating leases consists of the fixed lease payments recognized on a straight-line basis over the lease term plus variable lease payments as incurred. Amortization of the right-of-use asset for operating leases reflects amortization of the lease liability, any differences between straight-line expense and related lease payments during the accounting period, and any impairments.

Revenue Recognition

Under Financial Accounting Standards Board (“FASB”) Topic 606, “Revenue from Contacts with Customers” (“ASC 606”), the Company recognizes revenue when the customer obtains confirmation of the completion of the services, in an amount that reflects the consideration which is expected to be received in exchange for those services. The Company recognizes revenue following the five-step model prescribed under ASC 606: (i) identify the contract(s) with a customer (agent); (ii) identify the services to be provided in the contract contract(negotiate MLB contracts and marketing opportunities); (iii) determine the transaction price (agent commissions 5 to 7%); (iv) allocate the transaction price to the services in the contract (agent commissions for completed contracts and for performance and award bonuses); and (v) recognize revenues when (or as) the Company delivers the contracted services to the customer, the player (executed contracts are approved and signed by the Commissioner of Baseball – for international contracts they are executed by a similar body with authority for approval).

We recognize revenue from contracts with customers in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 606, “Revenue from Contracts with Customers” (“ASC 606”). Revenue is recognized at the point at which control of the underlying products (contracts) are transferred to the customer (players). Satisfaction of our performance obligations occur upon the completion of signed and executed contracts, which is evidenced for player contracts by the signing of the contract by the Commissioner of Baseball. . We consider major league baseball agreements and our standard agent agreement are considered to be the contracts with a customer.

10

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Major League Baseball (“MLB”) Player Contract Commissions (arbitration revenues) – The Company negotiates single-year and multi-year MLB contracts for its represented athletes. The Company earns a commission on all salaries, incentives, and bonuses stipulated in the contract. The MLB contracts negotiated by the Company are for guaranteed contracts only. The terms of the contracts signed between the Company and its represented athletes state that the athlete owes the Company its commission whether the athlete remains the Company’s client throughout the term of the contract or terminates their relationship with the Company to pursue alternative representation. The Company’s only performance obligation is to successfully negotiate the athlete’s contract. All minor league and major league baseball contracts are reviewed, approved and signed by the Commissioner of Baseball to ensure compliance with league rules. The MLB contract is not in effect until it is signed by the Commissioner of Baseball. A copy of the contract is sent to the Major League Baseball Players Association (MLBPA). As the Company has an unconditional right to consideration, the Company recognizes all commissions on all current and future year salaries the player will earn throughout their contract at the point in time the contract is signed into effect.

From time to time, the Company will negotiate performance and award bonuses. The Company will recognize the revenues on those bonuses when the performance targets as they are achieved or they are awarded as the payments for those bonuses are guaranteed by the club and approved contractually by the MLB.

For each contract approved by the Commissioner of Baseball, for both major league and minor league contracts, the player enters into life insurance that covers a majority of the players’ salary. If a tragic event occurs the life insurance proceeds will be paid to the Club and in certain circumstances a portion to the MLB.

MLB Player Marketing Commissions (marketing revenues) – The Company negotiates and secures marketing activities (personal appearances, exhibitions/clinics, books, films, media opportunities, etc.) for its represented athletes. The Company earns a commission on all athlete earnings from marketing activities. The terms of the contracts signed between the Company and its represented athletes state that the athlete owes the Company its commission on marketing activities negotiated by the Company whether the athlete remains the Company’s client throughout the term of the marketing contract or terminates their relationship with the Company to pursue alternative representation. The Company’s only performance obligation is to successfully negotiate a marketing contract. As the Company has an unconditional right to consideration, the Company recognizes all commissions on all current and future year earnings from marketing activities at the point in time the contract is signed into effect. Generally, marketing contracts are short-term in nature.

For some marketing contracts it is industry standard that the player receives the full benefit for certain types of marketing activities, specifically, for personal appearances, signing baseball cards, exhibitions and clinics. The Company recognizes these events as gross revenues as they are the primary obligor in determining the pricing, timing of the event.

For marketing contracts, the Company exercises control over the marketing activities prior to their delivery to the player:

1.	Responsibility and Oversight: The Company is responsible for the strategy, approval, and execution of the marketing campaigns. It selects and manages vendors and ensures deliverables meet contractual objectives.

2.	Control of the Service: The Company determines the design, content, and timing of marketing efforts, demonstrating control before transfer.

3.	Pricing and Contracting: The Company negotiates pricing with customers and vendors separately, retaining discretion in allocation and budgetary expenses for the event.

4.	Fulfillment Risk: If third-party vendors fail to perform, the Company remains responsible for performance, indicating fulfillment risk.

The Company’s performance obligation is to provide an integrated marketing service rather than simply arranging for another party to do so. Accordingly, the Company controls the specified service before transfer to the customer, further supporting reporting marketing revenues gross.

The Company represents a small group of players that play internationally in Japan. The terms of these contracts are similar to the MLB minor league and major league baseball. For their international players, the Company recognizes revenue in the same manner as their minor league and major league baseball contracts.

Disaggregation of Revenue:

The Company disaggregates revenue based on the type of service and timing of revenue recognition. For the six months ended June 30, 2025 and 2024, revenue was as follows:

Agent Commissions on MLB Contracts:	$2,723,956	$2,701,496

Marketing Income	396,046	407,041

Total Revenue:	$3,120,002	$3,108,537

In cost of revenues, the Company has recorded expenses related to marketing income of $389,926 and $388,089 for the years ended June 30, 2025 and 2024. The balance of expenses in cost of revenues pertains to client expenses in the amount of $218,404 and $155,941 for the six months ended ended June 30, 2025 and 2024, respectively.

Major Customers and Concentration of Credit Risk

The foundation of the Company relies on the relationships our agents have with current MLB players, including minor league players. During 2024, we had ten agents, of which five of those agents handled 90% of our revenue and contracts. In 2023, we had ten agents handling 90% or more of our revenues and contracts. The value of the bull pen is also tied to our agent relationships with up and coming baseball players. Subsequent to year end, we parted with one of our agents that significant client relationships. We are currently evaluating the impact of this event on our business. The Company evaluates industry specific credit risk but does not believe that any material risk is identified that could materially impact on our results of and financial position.

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company places its cash with high quality banking institutions. From time to time, the Company may maintain cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit of $250,000. The Company has not incurred any loss from this risk, nor does it expect it to. The Company’s revenues from product sales and accounts receivable have no material or significant concentration in anyone or a multitude of customers and all receivables are expected to be collected.

Accounts Receivable and Allowances

The Company’s trade accounts receivable are primarily derived from commissions earned on marketing agreements entered into by the athletes being represented and the commissions on the current year salary that athletes earn. At each balance sheet date, the Company recognizes an expected allowance for credit losses. In addition, also at each reporting date, this estimate is updated to reflect any changes in credit risk since the receivable was initially recorded. This estimate is calculated on a pooled basis where similar risk characteristics exist. Historically, the Company has had no credit losses as the MLB minor league and major league contracts are guaranteed.

The allowance estimate is derived from a review of the Company’s historical losses based on the aging of receivables. This estimate is adjusted for management’s assessment of current conditions, reasonable and supportable forecasts regarding future events, and any other factors deemed relevant by the Company. The Company believes historical loss information is a reasonable starting point in which to calculate the expected allowance for credit losses as the Company’s portfolio segment, represented athletes, has remained constant since the Company’s inception. The allowance for credit losses for trade accounts receivable was $0 as of June 30, 2025. The Company felt that since all receivables were able to be collected, there was no need for an allowance in 2025.

11

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Contracts receivable

When the Company negotiates athlete contracts and they are signed into effect by the Commissioner of Major League Baseball, the Company earns revenues on all current and future year salaries stipulated in the contract that will be paid to the athlete which is guaranteed. The Company sends an invoice in August to remind the teams to pay the fees owed to players and the agents.

The Company recognizes the current portion of the contracts receivable to be collected in the next twelve months.

Equipment

Equipment is carried at cost, less accumulated depreciation. Depreciation of equipment is provided using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of property and equipment are 3-7 years.

Routine maintenance and repairs are charged to operating expense, while the costs of improvements and replacements are capitalized. When an asset is retired or sold, its cost and related accumulated depreciation are removed from the accounts, and the difference between the net book value of the asset and proceeds from disposition is recognized as a gain or loss in the statement of operations.

Commissions payable

Commissions payable consists of the portion of commissions earned on current year athlete salaries that are due to the Company’s agents. The Company records commissions payable to its agents, and the related commission expense, in the year that the salary will be paid to the athlete. Commissions are accrued at the time the player contracts are officially signed and approved by the MLB Commissioner. Agent commissions are guaranteed and are to be paid even if the agent leaves the agency, which is also industry standard.

The Company recognizes the current portion of the commissions payable to be paid in the next twelve months.

Income Taxes

Ballengee Group, LLC is organized as a limited liability company under the laws of Texas and is treated as a pass-through entity for U.S. federal and state income tax purposes. As a pass-through entity, the Company’s income, deductions, credits, and other tax attributes are generally passed through to its members, who report their respective shares of the Company’s taxable income or loss on their individual or corporate tax returns. Accordingly, the Company does not record a provision for federal or state income taxes in its financial statements, as income tax obligations are borne by the members.

Accounting for Tax Positions

The Company follows the provisions of ASC 740, Income Taxes, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. Under ASC 740, a tax position is recognized in the financial statements when it is more likely than not (i.e., a likelihood of more than 50%) that the position will be sustained upon examination by tax authorities, based on the technical merits of the position. Recognized tax positions are measured at the largest amount of benefit that has a greater than 50% likelihood of being realized upon settlement. As a pass-through entity, the Company generally does not incur entity-level income tax liabilities. However, the Company evaluates any uncertain tax positions related to its operations, including those that may affect the members’ tax reporting or result in entity-level taxes in certain jurisdictions (e.g., state taxes, franchise taxes, or taxes in jurisdictions where pass-through status may not be fully recognized).

As of June 30, 2025 and 2024, the Company has evaluated its tax positions and determined that there are no material uncertain tax positions requiring recognition or disclosure in the financial statements. The Company has not recorded any liabilities for unrecognized tax benefits, interest, or penalties related to uncertain tax positions.

Other Tax Considerations

The Company may be subject to certain state or local taxes, such as franchise taxes, gross receipts taxes, or other non-income-based taxes, which are recorded as operating expenses in the financial statements in accordance with ASC 720, Other Expenses. For the years ended December 31, 2024 and 2023, the Company incurred $256,801 and $214,935 respectively, in such taxes, which are included in administrative expenses

The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. As of December 31, 2024 and 2023, the Company’s tax returns for the years 2021 to 2024 remain subject to examination by the relevant tax authorities. The Company is not currently under examination by any tax authority.

Contingencies

The Company follows ASC 450-20, “Loss Contingencies” to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no loss contingencies as of December 31, 2024 and 2023.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” (“ASU 2016-02”) which supersedes existing guidance on accounting for leases in “Leases (Topic 840).” The standard requires lessees to recognize the assets and liabilities that arise from leases on the balance sheet. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. The new guidance is effective for annual reporting periods beginning after December 15, 2018 and interim periods within those fiscal years. The amendments should be applied at the beginning of the earliest period presented using a modified retrospective approach with earlier application permitted as of the beginning of an interim or annual reporting period. The Company evaluated the effects of adopting ASU 2016-02 on its financial statements and determined that the Company currently has no leases for valuation.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. This ASU enhances the disclosures related to segment reporting for public entities. It requires entities to disclose significant segment expenses for each reportable segment, providing greater transparency in segment performance. The ASU is effective for fiscal years beginning after December 15, 2023, and for interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is currently evaluating how this ASU will impact its financial statements and disclosures. The Company has evaluated this ASU and there was no impact the financial statements and disclosures.

12

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU enhances the transparency and decision usefulness of income tax disclosures. It is designed to provide more detailed information about an entity’s income tax expenses, liabilities, and deferred tax items, potentially affecting how companies report and disclose their income tax-related information. The ASU is effective for public business entities for annual periods beginning after December 15, 2024, including interim periods within those fiscal years The Company is currently evaluating how this ASU will impact its financial statements and disclosures.

In November 2024, the FASB issued ASU 2024-03 “Disaggregation of Income Statement Expenses,” which requires the Company to disaggregate key expense categories such as employee compensation, depreciation and intangible asset amortization within its financial statements. ASU 2024-03 is effective for annuals periods beginning with the Company’s fiscal year 2027, and interim periods within the Company’s fiscal year 2028, with early adoption permitted. The Company is currently evaluating the impact of this ASU on its Notes to the Financial Statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 4 – ACCOUNTS RECEIVABLE

Trade accounts receivable at June 30, 2025 and 2024 consist of the following:

	June 30, 2025	December 31, 2024

Beginning balance	70,745	101,914

Add: new	642,603	402,652

Less: payments	(656,992)	(433,922)

Accounts receivable	$56,356	$70,645

The Company’s trade accounts receivable are primarily derived from commissions earned on marketing agreements entered into by the athletes being represented and the commissions on the current year salary that athletes earn.

The allowance for credit losses for trade accounts receivable was $32,839 as of June 30, 2025 and December 31, 2024. The Company felt that since all receivables were able to be collected in 2024, there was no need for an additional allowance in 2025.

NOTE 5 – PREPAID ASSET

The prepaid asset at June 30, 2025 and December 31, 2024 consist of the following:

	June 30, 2025	December 31, 2024

Prepaid asset	$17,148	$-

The prepaid asset was made up of a prepaid insurance policy for Director and liability as well as general liability insurance.

NOTE 6 – CONTRACTS RECEIVABLE

Contracts receivable at June 30, 2025 and December 31, 2024 consist of the following:

	June 30, 2025	December 31, 2024

Beginning balance	$8,301.592	$9,835,928

Add: New	2,447,814	5,671,784

Less: payments	(2,231,417)	(7,206,120)

Contracts receivable	$8,517,989	$8,301,592

Contracts receivable-current	5.670,489	4,035,342

Contracts receivable-long term	2,847,500	4,266,250

When the Company negotiates athlete contracts and they are signed into effect, the Company earns revenues on all current signed contracts as agent fees are guaranteed. Performance and award bonuses are recognized in the year that the bonuses are achieved. Contracts receivable represents all signed contracts that were executed for athletes still unpaid as the fees are paid by the teams on an annual basis. Contract receivable is split between the fees to be collected in the next twelve months and long-term contract receivable for fees to be paid past twelve months. The Company does not record a reserve or allowance for bad debts as all contracts for the MLB in the minors and the major leagues are guaranteed.

13

NOTE 7 – EQUIPMENT

Equipment at June 30, 2025 and December 31, 2024 consists of the following:

	June 30, 2025	December 31, 2024

Equipment	$12,687	$12,687
Less: accumulated depreciation	(12,687)	(12,687)
Total Equipment, net	-	-

Equipment is carried at cost, less accumulated depreciation. Depreciation of equipment is provided using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of equipment are 3-7 years. These assets were fully depreciated as of June 30, 2025 and December 31, 2024.

NOTE 8 – DUE FROM RELATED PARTY

Due from related party at June 30, 2025 and December 31, 2024 consist of the following:

	June 30, 2025	December 31, 2024

Jorgan Development, LLC	-	760,552
Accrued Interest	-	-
Due from related party	$-	$760,552

During the six months ended June 30, 2025 and the year ended December 31, 2024, several of the Company’s related parties under common management received funds to pay for their operating expenses. Historically, the Company has been funded by Mr. James Ballengee through his companies under common control. This related party is Jorgan Development, a Texas limited liability company owed by James H. Ballengee. As of December 31, 2024, the Company is owed $760,552 for advances to Jorgan Development. These advances were repaid in full during the six months ended June 30, 2025 and the Company now owes Jorgan Development funds advanced to the Company. Please see note 12 for further details.

NOTE 9 – RIGHT OF USE ASSET

Right of use assets as of June 30, 2025 and December 31, 2024 consist of the following:

	June 30, 2025	December 31, 2024

Beginning balance	$1,252,432	$1,525,851

Less: Rent expense	(150,000)	(300,000)

Add Amortization of interest	10,331	26,581

Ending balance	$1,112,763	$1,252,432

On April 20, 2019, the Company entered into an operating lease with Bacchus Capital Trading, LLC (“Bacchus”), a related party under common management, for the use of corporate office space with terms of 120 months with monthly installments of $25,000. On December 31, 2019, Bacchus assigned its rights, liabilities, and obligations as landlord to Wight Claw Crude (“WCC”).

The terms of the lease agreement classify the lease as an operating lease in accordance with FASB ASC 842. As such, the Company has recorded a lease obligation as well as a lease asset equal to the present value of the future cash payments. In determining the discount rate for the calculation of future cash payments, the Company used the risk-free discount rate of 1.767%, which is the rate of a United States government bond as of the commencement date of the lease and for a term comparable to the lease terms.

During the six months ended June 30, 2025 and the year ended December 31, 2024, the Company paid WCC $300,000 and $300,000 of lease payments, respectively. As of June 30, 2025 and December 31, 2024, zero and $400,000 of these lease payments were included in accounts payable on the accompanying balance sheets. The Company converted $550,000 that was payable to WCC as an equity contribution during the six months ended June 30, 2025 and $220,000 during the year ended December 31, 2024

14

NOTE 10 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable at June 30, 2025 and December 31, 2024 consist of the following:

	June 30, 2025	December 31, 2024

Accounts payable	$541,133	$639,563
Accrued liabilities	4,675	45,247
	$545,808	$684,810

The account payables and accrued liabilities are amounts owed to vendors and other parties.

NOTE 11 – RELATED PARTY NOTE PAYABLE

Related party note payable at June 30, 2025 and December 31, 2024 consists of the following

	June 30, 2025	December 31, 2024

Note Payable Campbell Trust	$250,000	$-
Total Related party note payable	250,000	-
Accrued Interest	2,500	-
Total related party note party	$252,500	$-

On June 2, 2025 the Company entered into a promissory note whereby the Company received $250,000 in cash. The terms of the note is for a twelve-month term and bears a 12% interest rate. As of June 30, 2025 the total principal and accrued interest balance was $252,500.

NOTE 12 – DUE TO RELATED PARTY

Due to related party at June 30, 2025 and December 31, 2024 consists of the following

	June 30, 2025	December 31, 2024

Jorgan Development, LLC	$795,735	$-
Total due to related party	795,735	-
Accrued Interest	-	-
Total due to related party	$795,735	$-

During the year ended December 31, 2024, the Company received operating loans from Jorgan Development, LLC (“Jorgan”), a Texas limited liability company owned by James H. Ballengee (“James”), a manager of the Company. The loans have no stated repayment terms and are zero- interest bearing. As of June 30, 2025 and December 31, 2024, the Company owed a total of $795,735 and zero respectively.

15

NOTE 12 –LINE OF CREDIT

The Company has a line of credit balance at June 30, 2025 and December 31, 2024 consists of the following:

	June 30, 2025	December 31, 2024

Line of credit	$511,272	$1,233,388
Total Line of credit	$511,272	$1,233,388

On March 2, 2020, the Company entered into a promissory note for $1,500,000, which was due on May 31, 2021 with an origination fee of 1.5%. The promissory note was subsequently amended on May 31, 2022 and increased to $3,000,000. On April 26, 2023, the Company entered into an amendment to loan documents. where the stated maturity of the loan was August 31, 2023. On September 30, 2023, the payment for the loan was extended to September 30, 2024. On October 27, 2025, the loan agreement was further extended. On June 27, 2025, the loan agreement was revised to be paid off on August 27, 2025, which the loan was further extended to October 25, 2025.

The line of credit bears an interest rate of 8.50%. The outstanding principal balance of the line of credit was $511,272 and $1,233,388 as of June30, 2025 and December 31, 2024, respectively. On October 3, 2025, the Company paid off the line of credit in full for the remaining balance of $363,082, which released all personal guarantees and security interests held by the financial institution.

NOTE 13 – COMMISSION PAYABLE

The Company has a commission payable balance at June 30, 2025 and December 31, 2024 consisting of the following:

	June 30, 2025	December 31, 2024

Commissions payable	$4,391,032	$4,681,648
Total commissions payable	$4,391,032	$4,681,648

Commissions payable consists of the entire amount of commissions earned on executed contracts in the current year for the athletes to the Company’s agents. All commissions are expensed and booked as a payable in the year the contract is executed and offset as it is paid when amounts due under the contract are paid to the Company.

NOTE 14 – OPERATING LEASE LIABILITY

Operating lease liability at June 30, 2025 and December 31, 2024 consist of the following: James- Schedule does not match balance in TB

	June 30, 2025	December 31, 2024

Operating lease liability, current	$300,000	$300,000
Operating lease liability, long term	812,763	952,432
Total operating lease liability	$1,112,763	$1,252,432

On April 20, 2019, the Company entered into an operating lease with Bacchus Capital Trading, LLC (“Bacchus”), a related party under common management, for the use of corporate office space with terms of 120 months with monthly installments of $25,000. On December 31, 2019, Bacchus assigned its rights, liabilities, and obligations as landlord to WCC.

The terms of the lease agreement classify the lease as an operating lease in accordance with FASB ASC 842. As such, the Company has recorded a lease obligation as well as a lease asset equal to the present value of the future cash payments. In determining the discount rate for the calculation of future cash payments, the Company used the risk-free discount rate of 1.767%, which is the rate of a United States government bond as of the commencement date of the lease and for a term comparable to the lease terms.

During the years ended June 30, 2025 and December 31, 2024, the Company paid WCC $300,000 and $300,000 of lease payments, respectively. As of June 30, 2025 and December 31, 2024, zero and $320,000 of these lease payments were included in accounts payable on the accompanying balance sheets.

16

NOTE 14 – OPERATING LEASE LIABILITY (CONTINUED)

Operating Lease Liabilities

Future minimum lease payments for each of the next five years and beyond are as follows:

2026	300,000
2027	300,000
2028	300,000
2029	100,000
Total minimum lease payments	1,000,000
Less: amount representing interest	(9,205)
Total lease obligation	1,112,763
Less: current portion	(300,000)
Total lease obligation, less current portion	812,763

NOTE 15 – LONG TERM DEBT

Long term debt at June 30, 2025 and December 31, 2024 consists of the following:

	June 30, 2025	December 31, 2024

Long term debt	$80,900	$80,900
Total long term debt	$80,900	$80,900

Note payable to the Small Business Administration (“SBA”) dated July 17, 2020, with interest-only monthly payments of $395 at 3.75%. The principal amount of the note at issuance was $80,900. The note matures on June 15, 2050 at which time the entire principal amount plus any accrued outstanding interest is due. The long-term debt is collateralized by a security interest in all tangible and intangible property of the Company requires communication with SBA if there are changes to the Company’s legal structure, place of business, jurisdiction of organization or name. The Company makes the standard monthly payment which is 100% interest.

NOTE 16: MEMBERS’ EQUITY

Authorized membership interest

The Company has 10,000 Units of Membership Interest issued and outstanding, of which 9,900 such units is owned by BSG Holdings, LLC and 100 such units is owned by JBAH Holdings, LLC. All of the Membership Interests have been duly authorized, are validly issued, fully paid and non-assessable. The Membership Interests constitute all of the issued and outstanding Membership Interests of the Company on a fully diluted basis.

As of June 30, 2025 and December 31, 2024, the Company had 10,000 membership units issued and outstanding. All outstanding membership units are fully paid and nonassessable.

The Company converted $550,000 that was payable to WCC as an equity contribution during the six months ended June 30, 2025 and $220,000 during the year ended December 31, 2024.

As of July 14, 2025, Adapti purchased 100% of the outstanding membership units as part of the acquisition. See company overview for further information.

Membership Units

The Company is a limited liability company duly formed and validly existing under the laws of the State of Texas.

The State of Texas provides that the holders of the membership units shall have one vote per share. In addition, except as otherwise required by law, as provided in this Articles of Incorporation, and as otherwise provided in the resolution or resolutions, if any, on any matter presented to the holders of Membership units for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), the holders thereof shall vote together as a single class.

Holders of the membership units will have no preemptive or conversion rights or other subscription rights. The Bylaws of the Company provide that the holders of membership units shall not have a right to cumulative voting.

Membership Units

No dividends, if dividends were issued holders would have a pro-rata right, 1 share 1 vote, no preemption rights.

17

NOTE 17 – COMMITMENTS

Lease Commitments

The Company determines if an arrangement is a lease at inception. This determination generally depends on whether the arrangement conveys to the Company the right to control the use of an explicitly or implicitly identified fixed asset for a period of time in exchange for consideration. Control of an underlying asset is conveyed to the Company if the Company obtains the rights to direct the use of and to obtain substantially all of the economic benefits from using the underlying asset. The Company has lease agreements which include lease and non-lease components, which the Company has elected to account for as a single lease component for all classes of underlying assets. Lease expense for variable lease components are recognized when the obligation is probable.

Operating lease right of use (“ROU”) assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Operating lease payments are recognized as lease expense on a straight-line basis over the lease term. The Company primarily leases buildings (real estate) which are classified as operating leases. ASC 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. As an implicit interest rate is not readily determinable in the Company’s leases, the incremental borrowing rate is used based on the information available at commencement date in determining the present value of lease payments.

The lease term for all of the Company’s leases includes the non-cancellable period of the lease plus any additional periods covered by either a Company option to extend (or not to terminate) the lease that the Company is reasonably certain to exercise, or an option to extend (or not to terminate) the lease controlled by the lessor. Options for lease renewals have been excluded from the lease term (and lease liability) for the majority of the Company’s leases as the reasonably certain threshold is not met.

Lease payments included in the measurement of the lease liability are comprised of fixed payments, variable payments that depend on index or rate, and amounts probable to be payable under the exercise of the Company option to purchase the underlying asset if reasonably certain.

Variable lease payments not dependent on a rate or index associated with the Company’s leases are recognized when the event, activity, or circumstance in the lease agreement on which those payments are assessed as probable. Variable lease payments are presented as operating expenses in the Company’s income statement in the same line item as expense arising from fixed lease payments. As of June 30, 2025 and December 31, 2024, management determined that there is a variable lease. Please see note 9 and 15 for further details.

Litigation

There is no pending, threatened or actual legal proceedings in which the Company is a party.

NOTE 18: SUBSEQUENT EVENTS

On July 14, 2025, the Company entered into a merger agreement with Adapt, Inc. a public company where they acquired our business for $27,500,000 in stock and debt.

On September 15, 2025, Adapti our parent company effective, July 14, 2025, entered into a convertible note with Campbell Trust for $180,818 in the form of a convertible note with 17.5% interest for 3 month term for $150,000 in cash and $30,818 in interest.

On October 3, 2025, the Company paid off the line of credit in full for the remaining balance of $361,272, which released all personal guarantees and security interests held by the financial institution.

On October 17, 2025 the Company entered into a settlement agreement with a former agent. There will be no impact to the contracts already recognized until June 30, 2025. The Company is to pay out commissions to this former agent as agreed in the settlement agreement. The Commissions are fully accrued.

On August 27, 2025, the Company also terminated its agreement with a former consultant. The settlement agreement has not yet been reached. On September 12, 2025, the Company received a demand letter from the former consultant demanding repayment for monies owed. The amount of demand was $1,450,000. As of the date hereof, we are not aware of any action being commenced and the Company is in active negotiations with counsel for the consultant. It is still too early in the process to determine what the final outcome will be. The Company has accrued an amount that is expected to be paid to this consultant inclusive of legal fees.

18